UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      January 9, 2007

                       MYERS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code      (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

        As previously reported in its Current Report on Form 8-K filed on January 16, 2007, Myers Industries, Inc. ("Myers") announced that it completed the previously announced acquisition of the U.S. and Canadian business operations of ITML Horticultural Products, Inc. ("ITML"). This Current Report on Form 8-K/A is being filed to provide certain audited financial statements and certain unaudited pro forma information required by Item 9.01 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

        Attached hereto as Exhibit 99.2 are the audited financial statements of ITML for its fiscal year ended October 31, 2006, including the Report of the Independent Registered Public Accounting Firm; Consolidated Balance Sheet as of October 31, 2006; Consolidated Statement of Income and Retained Earnings for the year ended October 31, 2006; Consolidated Statements of Cash Flows for the year ended October 31, 2006; and Notes to Consolidated Financial Statements.

(b) Pro Forma Financial Statements

        Attached hereto as Exhibit 99.3 are the unaudited pro forma combined financial statements of Myers and ITML.

(d) Exhibits -- The following exhibits are furnished as part of this Current Report on Form 8-K:

2.1 Stock Purchase Agreement, dated December 27, 2006, among Myers Industries, Inc., ITML Holdings Inc. and 2119188 Ontario Inc.*

2.2 Stock Purchase Agreement, dated December 27, 2006, among Myers Industries, Inc., ITML Holdings Inc. and 2117458 Ontario Inc.*

99.1 Press Release dated January 9, 2007.*

99.2 Audited Financial Statements of ITML Plastic Technology Incorporated for the year ended October 31, 2006.

99.3 Unaudited Pro Forma Combined Financial Statements.

__________________
* Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE April 2, 2007	By:	/s/ Donald A. Merril
Donald A. Merril
Vice President, Chief Financial Officer and Secretary